Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

AM PM Group Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	(1)	457(o)	4,312,500	$5.00	$21,562,500.00	0.0001381	$2,977.78
Fees Previously Paid	Equity	Class A Ordinary Shares, no par value per share	(2)	457(o)	1,725,000	5.00	8,625,000.00		1,320.49
Fees Previously Paid	Equity	Class A Ordinary Shares, no par value per share	(3)	457(o)	2,587,500	$5.00	$12,937,500.00		$1,786.67

Total Offering Amounts:							$43,125,000.00		6,084.94
Total Fees Previously Paid:									3,107.16
Total Fee Offsets:									0.00
Net Fee Due:									$2,977.78

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.